UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

March 18, 2015 (March 18, 2015)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Bonus Plan

On March 18, 2015, the Company’s Compensation Committee approved the management incentive bonus plan for 2015 (2015 Bonus Plan) for the executive officers of the Company. As with prior annual bonus plans, under the 2015 Bonus Plan each executive officer (other than the CEO) has the opportunity to earn up to 70% of such executive’s annual base salary as a target bonus (Target Bonus). Pursuant to his employment agreement, Mr. Mogul’s Target Bonus percentage is 100% of his annual base salary. For each of the executive officers, 50% of their Target Bonus is based on full-year financial performance and 50% on quarterly financial performance.

For executive officers other than the President, Global Bracing and Supports, the President, Global Recovery Sciences, the President, DJO Surgical and the President, International Commercial Business, 50% of their quarterly target bonus is based on meeting the Company’s year-to-date revenue targets and 50% of their quarterly target bonus is based on meeting the Company’s year-to-date Adjusted EBITDA targets for such periods. Payment of the quarterly bonuses will be based on achievement of year-to-date financial performance targets based on three month, six month, nine month and twelve month cumulative results. For this group of executive officers, 30% of their annual target bonus will be based on meeting the Company’s annual revenue targets, 30% of their annual target bonus will be based on meeting the Company’s annual Adjusted EBITDA targets, and 40% of their annual target bonus will be based on meeting the Company’s Total Free Cash Flow target.

For Mr. Ingel, President, Global Bracing and Vascular, Ms. Wolfington, President, Global Recovery Sciences, Mr. Shirley, President, DJO Surgical and Mr. Murphy, President, International Commercial Businesses (collectively, the “Business Unit Leaders”), 25% of their quarterly target bonus will be based on meeting the Company’s Adjusted EBITDA targets, 37.5% of their quarterly target bonus will be based on meeting the Adjusted EBITDA targets of their respective Business Units, and 37.5% of their quarterly target bonus will be based on meeting the revenue targets of their respective Business Units. For the Business Unit Leaders, 15% of their annual target bonus will based on meeting the Company’s Adjusted EBITDA target, 22.5% of their annual target bonus will be based on meeting the Adjusted EBITDA target of their respective Business Units, 22.5% of their annual target bonus will be based on meeting the revenue target of their respective Business Units, and 40% of their annual target bonus will be based on meeting the Company’s Free Cash Flow target.

Payment of the revenue bonus for a given quarter or year will also be conditioned on achievement of a minimum Adjusted EBITDA bonus threshold for such period. Partial bonus payments may be awarded for any growth over the 2014 revenue, Adjusted EBITDA and Free Cash Flow results for the applicable periods. As with prior bonus plans, the 2015 Plan also provides for a Supplemental Bonus based on full year performance pursuant to which the executive officers, other than Mr. Mogul, may earn an additional bonus of up to 100% of their applicable Target Bonus if the Company’s financial performance exceeds the applicable target by stated percentages for revenue, Adjusted EBITDA and Free Cash Flow. Pursuant to his employment agreement, Mr. Mogul is eligible for a supplemental bonus of up to 50% of his base salary upon achievement of the same performance criteria for the Supplemental Bonus. As with prior bonus plans, the effects of foreign currency translation are excluded from the financial calculations under the 2015 Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: March 24, 2015

	By:	/s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President & General Counsel